Exhibit 99

Media Contact:	Katie Monfre, (414) 347-2650, katie_monfre@mgic.com
Investor Contact:	Michael J. Zimmerman, (414) 347-6596, mike_zimmerman@mgic.com
MGIC Stockholders Approve Merger of
MGIC Investment Corporation and Radian Group Inc.
     MILWAUKEE (May 10, 2007) — MGIC Investment Corporation (NYSE: MTG), today announced that its stockholders approved the merger of MGIC and Radian Group Inc. Radian’s stockholders approved the merger during that company’s annual meeting on May 9, 2007.
     As previously announced, the companies are expecting to complete the merger late in the third quarter or early in the fourth quarter of 2007, subject to receiving the remaining insurance department regulatory approvals.
About MGIC Investment Corporation
     MGIC (www.mgic.com), the principal subsidiary of MGIC Investment Corporation, is the nation’s leading provider of private mortgage insurance coverage with $178.3 billion primary insurance in force covering 1.3 million mortgages as of March 31, 2007. MGIC serves 5,000 lenders with locations across the country and in Puerto Rico, helping families achieve homeownership sooner by making affordable low-down-payment mortgages a reality.
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